Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140037) of Atlas Energy Resources, LLC of our report dated September 11, 2007 relating to the financial statement of DTE Gas and Oil Company, which appears in this Current Report on Form 8-K/A (Amendment No. 1) of Atlas Energy Resources, LLC.

/s/ Grant Thornton LLP

Oklahoma City, Oklahoma
September 11, 2007